As filed with the Securities and Exchange Commission on May 7, 2026

Registration No. 333-290074
Registration No. 333-282932

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1
ON
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SILEXION THERAPEUTICS CORP
(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

12 Abba Hillel Road
Ramat Gan, Israel 5250606
+972-3-756-4999
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Telephone: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan M. Nathan, Adv. Meitar Law Offices 16 Abba Hillel Road Ramat Gan, Israel 5251608 Tel: +972-3-610-3100	Mark S. Selinger, Esq. Gary Emmanuel, Esq. Michael Soumas, Esq. Greenberg Traurig, LLP One Vanderbilt Avenue New York, New York 10017-5404 Tel: (212) 801-9200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (“Securities Act”), or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

 Silexion Therapeutics Corp (the “Registrant”)  is filing these post-effective amendments to Form S-1 on Form S-3 in order to convert the following two earlier registration statements into registration statements on Form S-3, and to file a combined prospectus in these post-effective amendments on Form S-3 pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for the offerings registered on the following two earlier registration statements.

This registration statement relates to, and shall act, upon effectiveness, as Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 on Form S-3 (Registration No. 333-290074) filed by the Registrant on September 5, 2025, which was declared effective by the SEC on September 11, 2025 (the “September 2025 Registration Statement”). The September 2025 Registration Statement originally covered a public offering of (1) 1,392,250 ordinary shares, par value $0.0135 per share ( “ordinary shares”), (2) 107,750 pre-funded warrants to purchase 107,750 ordinary shares, (3) 1,500,000 Series A ordinary warrants to purchase 1,500,000 ordinary shares, (4) 1,500,000 Series B ordinary warrants to purchase 1,500,000 ordinary shares, (5) 105,000 placement agent warrants to purchase 105,000 ordinary shares, and (6) 3,212,750 ordinary shares issuable upon the exercise of the Series A ordinary warrants, Series B ordinary warrants pre-funded warrants and placement agent warrants. Subsequent to the public offering and prior to the date hereof, the pre-funded warrants were exercised in full and 445,000 Series B ordinary warrants were exercised. This Post-Effective Amendment No. 1 to the September 2025 Registration Statement covers the sale by the Registrant of ordinary shares issuable from time to time upon exercise of such Series A ordinary warrants, Series B ordinary warrants and placement agent warrants that remain unexercised as of the date hereof.

Second, this registration statement relates to, and shall act, upon effectiveness, as Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 on Form S-3 (Registration No. 333-282932) initially filed by the Registrant on October 31, 2024, which was declared effective by the SEC on January 15, 2025, as amended by Post-Effective Amendment No. 1 thereto, filed by the Registrant on April 23, 2025 and declared effective by the SEC on April 25, 2025 (the “January 2025 Registration Statement”). The January 2025 Registration Statement originally covered a public offering of (i) 143,067 ordinary shares, (ii) 103,847 pre-funded warrants to purchase 103,847 ordinary shares, (iii) 246,914 ordinary warrants to purchase 246,914 ordinary shares, (iv) 17,284 placement agent warrants to purchase 17,284 ordinary shares, and (v) 368,045 ordinary shares issuable upon the exercise of the pre-funded warrants, ordinary warrants and placement agent warrants, after giving effect to the 1-for-15 reverse share split effected by the Registrant on July 29, 2025. Subsequent to the public offering and prior to the date hereof, the pre-funded warrants were exercised in full and 213,253 ordinary warrants were exercised. This Post-Effective Amendment No. 2 to the January 2025 Registration Statement covers the sale by the Registrant of ordinary shares issuable from time to time upon exercise of such ordinary warrants and placement agent warrants that remain unexercised as of the date hereof.

This registration statement contains a combined prospectus relating to the securities described in the two immediately preceding paragraphs. Pursuant to Rule 429, this registration statement constitutes a post-effective amendment to each of the September 2025 Registration Statement and the January 2025 Registration Statement (collectively, the “Prior Registration Statements”), with respect to the offerings of the unsold shares registered in those registration statements, which are not currently being terminated by the Registrant. Such post-effective amendments will become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(a) of the Securities Act.

The information included in this filing updates the Prior Registration Statements and the prospectuses contained therein. No additional securities covered by such Prior Registration Statements are being registered in this registration statement. All filing fees payable in connection with the registration of the securities covered by such Prior Registration Statements were paid at the respective times of the original filings of the Prior Registration Statements.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 7, 2026

Silexion Therapeutics Corp

1,500,000 Series A Ordinary Warrants to Purchase 1,500,000 Ordinary Shares
1,055,000 Series B Ordinary Warrants to Purchase 1,055,000 Ordinary Shares
33,661 Ordinary Warrants to Purchase 33,661 Ordinary Shares
105,000 September 2025 Placement Agent Warrants to Purchase 105,000 Ordinary Shares
17,284 January 2025 Placement Agent Warrants to Purchase 17,284 Ordinary Shares
2,710,945 Ordinary Shares Issuable Upon Exercise of the Series A Ordinary Warrants, Series B Ordinary Warrants, Ordinary Warrants, and Placement Agent Warrants

This prospectus relates to the issuance of up to 2,710,945 ordinary shares, par value $0.0135 per share, of Silexion Therapeutics Corp (“Silexion”, the “Company”, “our company”, “we” or “us”), issuable upon the exercise of warrants that were issued as part of public offerings in September 2025 and January 2025, consisting of (i) 1,500,000 ordinary shares issuable upon the exercise of Series A ordinary warrants immediately at an exercise price of $4.00 per ordinary share, which warrants expire on September 11, 2030 (the “Series A Warrants”), (ii) 1,055,000 ordinary shares issuable upon the exercise of Series B ordinary warrants immediately at an exercise price of $4.00 per ordinary share, which warrants expire on September 11, 2026 (the “Series B Warrants,” and together with the Series A Warrants, the “September 2025 Warrants”), (iii) 33,661 ordinary shares issuable upon the exercise of ordinary warrants immediately at an exercise price of $20.25 per ordinary share, which warrants expire on January 15, 2030 (the “January 2025 Warrants” or the “ordinary warrants”), (iv) 105,000 ordinary shares issuable upon the exercise of placement agent warrants immediately at an exercise price of $5.00 per ordinary share, which warrants expire on September 11, 2030 (the “September 2025 Placement Agent Warrants”), and (v) 17,284 ordinary shares issuable upon the exercise of placement agent warrants immediately at an exercise price of $25.31 per ordinary share, which warrants expire on January 15, 2030 (the “January 2025 Placement Agent Warrants” and, together with the September 2025 Placement Agent Warrants, collectively, the “placement agent warrants”). The Series A Warrants, the Series B Warrants, the January 2025 Warrants, the September 2025 Placement Agent Warrants and the January 2025 Placement Agent Warrants are collectively referred to herein as the Warrants.

On November 27, 2024 and July 28, 2025, we effected 1-for-9 and 1-for-15 reverse share splits of our authorized ordinary shares, including our issued and outstanding ordinary shares, with market effectiveness dates of November 29, 2024 and July 29, 2025, respectively. Unless specifically provided otherwise herein, all share, per share and related option and warrant information presented in this prospectus has been adjusted (when related to a date or time period prior to the relevant reverse share split(s), on a retroactive basis) to reflect the reduced number of shares and the increase in the share price which resulted from the reverse share split(s).

Our ordinary shares and warrants are listed on The Nasdaq Stock Market under the symbols “SLXN” and “SLXNW,” respectively. On May 6, 2026, the last reported sales price of our ordinary shares was $0.572 per share and the last reported sales price of our warrants was $0.0334 per warrant.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 13 of this prospectus and in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 2026.

ABOUT THIS PROSPECTUS

We are a clinical-stage, oncology-focused biotechnology company engaged in the discovery and development of proprietary treatments for KRAS-driven cancers. The KRAS gene is an oncogene that is involved in the regulation of cell division as a result of its ability to relay external signals into the cell. Our approach targets a significant unmet medical need, as treatment innovation for KRAS-driven cancers has historically lagged despite KRAS being one of the most common oncogenic drivers across solid tumors. Based on our research of refractory solid tumor cancers, we are actively developing a platform focused on the silencing of the KRAS oncogene using RNA-interference therapeutics. Our lead product candidate, SIL204, consists of locally administered small interfering RNAs, or siRNA, in a solution as a first-line treatment of locally advanced pancreatic cancer patients, or LAPC, in combination with standard-of-care chemotherapy, and uses an integrated treatment approach that combines intratumoral and systemic administration.

We were formed through a business combination that was completed on August 15, 2024, when Silexion Therapeutics Corp (then known as Biomotion Sciences) consummated previously-announced transactions with Silexion Therapeutics Ltd. and Moringa Acquisition Corp. Following the business combination, we changed our name to “Silexion Therapeutics Corp” and our ordinary shares and warrants commenced trading on the Nasdaq Global Market (and were subsequently transferred to the Nasdaq Capital Market, where they currently trade) under the symbols “SLXN” and “SLXNW”, respectively.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we”, “us”, “our”, “the company”, “the Company”, “our company” or “Silexion” are to Silexion Therapeutics Corp, a Cayman Islands exempted company, and, with respect to periods following the Business Combination, include the Company and all of its subsidiaries (including Silexion Therapeutics Ltd. and Moringa Acquisition Corp), on a consolidated basis.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of ordinary shares.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the U.S. Securities and Exchange Commission (the “SEC”) before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor H.C. Wainwright & Co., LLC, as placement agent, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any free writing prospectus applicable to that jurisdiction. We will not make an offer to sell these ordinary shares in any jurisdiction where the offer or sale is not permitted.

This prospectus contains market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented or incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and any related free writing prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.” Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information”.

CERTAIN TERMS

Unless otherwise stated in this prospectus, references to:

●
“A&R Sponsor Promissory Note” are to the convertible promissory note in an original principal amount of $3,433,000 (of which $1,633,000 remains outstanding as of the date of this date hereof) that the Company issued to the Moringa sponsor at the Closing, in amendment and restatement of all promissory notes previously issued by Moringa to the Sponsor for funds borrowed between Moringa’s initial public offering and the completion of the Business Combination;

●	“Articles” or “amended and restated memorandum and articles of association” are to our amended and restated memorandum and articles of association, as amended;

●	“ATM” are to the ongoing At The Market Offering that we may effect via H.C. Wainwright pursuant to the ATM Agreement;

●
"ATM Agreement" are to the At The Market Offering Agreement, dated September 26, 2025, to which we are party with H.C. Wainwright, as sales agent or principal, providing for the sale from time to time of up to $13,170,000 of our ordinary shares;

●	“Board” or “Silexion Board” are to our board of directors;

●
“Business Combination” are to the business combination transactions completed on August 15, 2024 pursuant to the Business Combination Agreement, whereby, among other things: (i) Moringa Acquisition Merger Sub Corp (a Cayman Islands exempted company and a wholly owned subsidiary of Silexion) (“Merger Sub 2”) merged with and into Moringa, with Moringa continuing as the surviving company and a wholly-owned subsidiary of Silexion; (ii) August M.S. Ltd. (an Israeli company and a wholly owned subsidiary of Silexion) (“Merger Sub 1“) merged with and into Silexion Israel, with Silexion Israel continuing as the surviving company and a wholly-owned subsidiary of Silexion; (iii) the security holders of each of Moringa and Silexion Israel exchanged their securities for securities of Silexion at alternate, set exchange rates; (iv) the ordinary shares, warrants and units of Moringa were delisted from the Nasdaq Capital Market and deregistered under the Exchange Act; and (v) the ordinary shares and warrants of Silexion issued in the Business Combination commenced trading on the Nasdaq Global Market under the symbols “SLXN” and “SLXNW”, respectively;

●	“Business Combination Agreement” are to the Amended and Restated Business Combination Agreement, dated April 3, 2024, by and among Silexion, Merger Sub 1, Merger Sub 2, Silexion Israel and Moringa;

●	“Closing” and “Closing Date” are to the closing of the Business Combination and the date of that closing— August 15, 2024, respectively;

●	“Companies Law” are to the Companies Law (2021 Revision) of the Cayman Islands, as the same may be amended from time to time;

●	“Exchange Act” are to the U.S. Securities Exchange Act of 1934, as amended;

●	“H.C. Wainwright” are to H.C. Wainwright & Co., LLC;

●	“initial public offering” or “IPO” are to Moringa’s initial public offering of its Class A ordinary shares and warrants, which was consummated in two closings, on February 19, 2021 and March 3, 2021;

●
“Moringa” are to Moringa Acquisition Corp, a Cayman Islands exempted company, which was formerly a special purpose acquisition company, and, after the Business Combination, is an inactive, wholly-owned subsidiary of Silexion;

●
“Moringa sponsor” or “Sponsor” are to Moringa Sponsor, LP, a Cayman Islands exempted limited partnership, which served as the sponsor of Moringa, and include, where applicable, its affiliates (including Moringa’s initial shareholder, Moringa Sponsor US L.P., a Delaware limited partnership, which is a wholly-owned subsidiary of Moringa sponsor, and Greenstar, L.P., a Cayman Islands exempted limited partnership which has the same general partner as Moringa Sponsor, LP);

●	“ordinary shares” are to our ordinary shares, par value $0.0135 per share;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“Securities Act” are to the U.S. Securities Act of 1933, as amended;

●	“Silexion Israel” are to Silexion Therapeutics Ltd., an Israeli company and our wholly-owned subsidiary through which our operations are primarily conducted;

●
“warrants” are to our warrants to purchase ordinary shares, consisting of (i) public warrants and private warrants issued pursuant to the Business Combination in exchange for corresponding warrants of Moringa, as well as (ii) warrants that we have issued and sold in public offering(s) and/or private placements subsequent to the Closing of the Business Combination; and

●	“$,” “US$” and “U.S. dollar” each refer to the United States dollar.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the Company’s and the Company’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our future performance, including our projected timeline for regulatory approvals of its product candidates;

●	our current and planned pre-clinical and clinical studies and trials involving our product candidates (in particular, SIL204), and anticipated study designs;

●	our projected timeline for regulatory approvals of our product candidates;

●	our market opportunity and competitive position;

●	our strategy, future operations, financial position, projected costs, prospects and plans;
●
our future capital requirements and sources and uses of cash, including our ability to obtain additional capital, whether through sales under the ATM Agreement, other public offerings, private placements, warrant exercises or alternative financings under our shelf registration statement or otherwise;

●	our ability to maintain the listing of our ordinary shares and our warrants on Nasdaq;

●	expectations regarding the duration for which we will remain an emerging growth company under the JOBS Act and/or a smaller reporting company under the Exchange Act;

●	our ability to retain or recruit officers, key employees and directors and to effectively leverage third-party contract research organizations (CROs) and manufacturers;

●	the impact of the regulatory environment and complexities with compliance related to such environment;

●	expectations regarding future partnerships or other relationships with third parties; and

●	our future capital requirements and sources and uses of cash, including our ability to obtain additional capital in the future.

The forward-looking statements contained in this prospectus and in any document incorporated by reference are based on current expectations, forecasts and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting we will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond our control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following factors:

●	we are a development-stage company and have a limited operating history on which to assess our business;

●	we have never generated any revenue from product sales and may never be profitable;

●
we will need to raise substantial additional funding, including via exercise of our outstanding warrants, which can be done without our shareholders’ further approval, and which may not be available on acceptable terms, or at all, and which will cause significant dilution to our shareholders;

●
we are entitled to effect further conversions of the remaining outstanding principal amount of the A&R Sponsor Promissory Note in connection with our financing activities, which we can do without shareholder approval and which could cause dilution to our existing shareholders and depress the market price of our ordinary shares;

●	the approach we are taking to discover and develop novel RNAi therapeutics is unproven for oncology and may never lead to marketable products;

●
we do not have experience producing our product candidates at commercial levels, currently have no marketing and sales organization, have an uncertain market receptiveness to our product candidates, and are uncertain as to whether there will be insurance coverage and reimbursement for our potential products;

●	we may be unable to attract, develop and/or retain our key personnel or additional employees required for our development and future success;

●	we rely on third parties (including CROs and contract manufacturers) whose performance is largely beyond our control; and

●	our ability to maintain the listing of our ordinary shares and warrants on the Nasdaq;

●	those additional factors described or incorporated by reference under the heading “Risk Factors” below.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. It is not possible to predict or identify all such risks. Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Those statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Those statements are inherently uncertain, and investors are cautioned not to unduly rely upon those statements.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC, as described later in the prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, including the information incorporated by reference in this prospectus. You should read the entire prospectus and the information incorporated by reference herein carefully, including the information discussed under “Risk Factors” in this prospectus and in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, which we filed with the SEC on March 17, 2026 (the “2025 Annual Report”), as well as our financial statements and related notes that are incorporated by reference in this prospectus.

Our Business

We are a Cayman Islands exempted company that was originally formed for the purpose of effectuating a business combination transaction and that now serves as a publicly-traded holding company for each of our two subsidiaries— Silexion Israel (through which our operations are carried out) and Moringa (which has no operations). Our ordinary shares and warrants are listed on the Nasdaq Capital Market under the trading symbols “SLXN” and “SLXNW”, respectively.

We are a clinical-stage, oncology-focused biotechnology company engaged in the discovery and development of proprietary treatments for KRAS-driven cancers. The KRAS (Kirsten rat sarcoma) gene is an oncogene that is involved in the regulation of cell division as a result of its ability to relay external signals into the cell. Our approach targets a significant unmet medical need, as treatment innovation for KRAS-driven cancers has historically lagged despite KRAS being one of the most common oncogenic drivers across solid tumors. Based on our research of refractory solid tumor cancers, we are actively developing a platform focused on the silencing of the KRAS oncogene using RNA-interference therapeutics. Our lead product candidate, SIL204, consists of locally administered small interfering RNAs, or siRNA, in a solution, as a first-line treatment of locally advanced pancreatic cancer patients, or LAPC, in combination with standard-of-care chemotherapy, and uses an integrated treatment approach that combines intratumoral and systemic administration.

The KRAS oncogene is considered to be the most common oncogenic gene driver in human cancers, and the most notable in pancreatic, lung, and gastrointestinal (GI) (including colorectal, esophagus, stomach, small bowel, and appendix) cancers. Considered a challenging therapeutic target due to its intrinsic characteristics, recent advances have been made at directly inhibiting the KRAS proteins produced by the mutated gene. Our platform is designed to silence the gene, and thus prevent the production of the harmful mutated KRAS proteins driving the growth of cancerous tumors.

We are currently focused on treatment for pancreatic cancer (PC) tumors bearing the KRAS G12D or KRAS G12V mutations where metastases have not been detected and are non-resectable, i.e. they are not able to be surgically removed. For our first indication, we are targeting the largest and least treatable form of localized pancreatic tumors referred to as locally advanced pancreatic cancer. LAPC represents approximately 30% of the total pancreatic cancer population. We are currently developing SIL204, a second-generation siRNA product candidate following a Phase 1 and Phase 2 clinical trial with our first-generation siRNA product candidate, siG12D-LODER, which we also refer to as Loder. Results from the Phase 2 clinical trial showed a trend for differences between treatment groups in patients with the KRAS G12D/V mutation, with the Loder arm suggesting an overall survival advantage of 9.3 months.

 SIL204 has been designed to optimize Loder with the aim of improving uptake into tumor cells, enhancing stability, and broadening the scope of its silencing activity. To carry out that optimization, we have introduced a novel delivery approach, directly into the tumor, where it can be most effective, getting across the very strong barrier surrounding pancreatic tumor cells, which limits the effectiveness of current treatments. For affected tumor cells which may have already left the primary tumor, we also administer SIL204 systemically via the subcutaneous route.

We plan to conduct a Phase 2/3 prospective, randomized, controlled, multinational, open-label trial in LAPC subjects that harbor the KRAS G12D/V mutations to evaluate the efficacy, safety and tolerability of SIL204 administered intratumorally in combination with standard of care (SoC) chemotherapy versus SoC chemotherapy only. In support of our planned Phase 2/3 trial, we held a meeting with the Federal Institute for Drugs and Medical Devices in Germany (BfArM) to discuss the planned design of the Phase 2/3 trial at which BfArM agreed, in principle, to the design. In preparation for the study, we conducted toxicology studies of SIL204 in 2025, and made regulatory submissions in the first quarter of 2026 to initiate the Phase 2/3 trial in the first half of 2026. At this time, we are focused on the further development of the core siRNA technology, SIL204, and its clinical development.

Recent Developments

Public Offerings via H.C. Wainwright

On January 15, 2025 and January 17, 2025, and again on September 11, 2025 and September 12, 2025, we priced and closed, respectively, registered public offerings in which we offered and sold, on a best efforts basis, with H.C. Wainwright as the sole placement agent (the “January 2025 Offering” and “September 2025 Offering, collectively, the “HCW Offerings”):

•
in the January 2025 Offering, (i) 143,067 ordinary shares, (ii) 103,847 pre funded warrants to purchase up to 103,847 ordinary shares and (iii) 246,914 ordinary warrants to purchase up to 246,914 ordinary shares, at purchase prices of $20.25 per ordinary share and accompanying ordinary warrant, and $20.2485 per pre funded warrant and accompanying ordinary warrant; and

•
in the September 2025 Offering, (i) 1,392,250 ordinary shares, (ii) 107,750 pre-funded warrants to purchase up to 107,750 ordinary shares, (iii) 1,500,000 Series A Warrants, each to purchase one ordinary share, and (iv) 1,500,000 Series B Warrants, each to purchase one ordinary share, at a purchase price of $4.00 per share and accompanying Series A Warrant and Series B Warrant, and $3.9999 per pre-funded warrant and accompanying Series A Warrant and Series B Warrant.

Aggregate gross proceeds from the January 2025 Offering and September 2025 Offering (without taking into account any proceeds from any future exercises of warrants) were approximately $5.0 million and $6.0 million, respectively.

The pre‑funded warrants from the HCW Offerings were immediately exercisable at exercise prices of $0.0015 and $0.0001 for the January 2025 Offering and September 2025 Offering, respectively, per ordinary share, and did not expire until exercised in full. The ordinary warrants from the January 2025 Offering and Series A/Series B Warrants from the September 2025 Offering have exercise prices of $20.25 and $4.00, respectively, per underlying ordinary share, and were immediately exercisable. The ordinary warrants from the January 2025 Offering and Series A Warrants from the September 2025 Offering could be exercised for five years from issuance, while the Series B Warrants from the September 2025 Offering could be exercised for a period of 12 months from issuance.

Holders of the pre-funded and ordinary warrants do not have the right to exercise any portion of the warrants if the holder (together with parties whose beneficial ownership of ordinary shares would be aggregated with the holder’s) would beneficially own ordinary shares in excess of 4.99% (or, at the election of the holder, 9.99%) of the outstanding ordinary shares following exercise.

Certain investors in the HCW Offerings entered into definitive securities purchase agreements with us, under which we agreed to abide by certain customary standstill restrictions for periods of 60 days following the closing of those offerings. In addition, subject to limited exceptions, the agreements provided that for a period of one year following the closing of the respective HCW Offerings, we will not effect or enter into an agreement to effect a “variable rate transaction”, as defined in the agreements.

In accordance with our engagement agreement with H.C. Wainwright , we paid to H.C. Wainwright aggregate cash placement agent fees equal to 7.0% of the gross proceeds received by us in the HCW Offerings, as well as management fees equal to 1.0% of the gross proceeds raised in the HCW Offerings. We also reimbursed H.C. Wainwright for certain of its expenses in connection with the offerings. Pursuant to the engagement agreement, we also issued to H.C. Wainwright (or its designees) 17,284 and 105,000 placement agent warrants to purchase up to 17,284 and 105,000 ordinary shares, respectively, in the two HCW Offerings, representing 7.0% of the sum of the shares and pre‑funded warrants sold in the offerings. Those placement agent warrants have exercise prices of $25.31 and $5.00, respectively, per ordinary share (representing 125% of the public offering price per ordinary share and accompanying ordinary warrant(s) or Series A/Series B Warrants in the respective offerings), are exercisable for five years from the date of the commencement of sales in the HCW Offerings, and otherwise reflect substantially the same terms as the ordinary warrants and Series A/Series B Warrants sold in the HCW Offerings.

The net proceeds to us from the HCW Offerings were approximately $4.25 million and $5.20 million before deducting estimated offering expenses payable by us. We are using the proceeds from the HCW Offerings to advance our pre‑clinical and clinical studies, and for general corporate purposes.

Reverse Share Splits

On November 27, 2024, we effected a 1-for-9 reverse share split of our authorized ordinary shares, including our issued and outstanding ordinary shares, with a market effectiveness date of November 29, 2024, and on July 28, 2025, we effected a 1-for-15 reverse share split of our authorized ordinary shares, including our issued and outstanding ordinary shares, with a market effectiveness date of July 29, 2025. Unless specifically provided otherwise herein, all share, per share and related option and warrant information presented in this prospectus, has been adjusted (if for a period or as of a date prior to either such reverse share split, on a retroactive basis) to reflect the reduced number of shares and the increase in the share price which resulted from the reverse share splits.

Remedy of Nasdaq Listing Deficiencies, Including Via Hearings Process

As described below, over the course of 2025, we underwent a hearings process with Nasdaq, which together with various remedial actions that we took (including financing transactions and a reverse share split), restored our compliance with Nasdaq listing rules related to shareholders’ equity and minimum bid price, thereby enabling us to avoid the delisting of our ordinary shares and public warrants from Nasdaq. As of September 25, 2025, we received confirmation from Nasdaq that we had restored our compliance with each such Nasdaq listing requirement, subject to an ongoing mandatory panel monitoring period until September 23, 2026. To the extent we are found to once again be out of compliance with the shareholders’ equity requirement during the monitoring period, we will be subject to an immediate delisting notice, without entitlement to a cure or compliance period, subject to our right to request a new hearing before a hearings panel in order to prevent a delisting of our securities from Nasdaq. The threat of an immediate delisting from Nasdaq materialized on May 22, 2025, when we received a delisting notice from the Nasdaq Listing Qualifications Department in respect of two listing deficiencies that we had been unable to remedy during the six-month cure period since we had initially been notified of those deficiencies, on November 19, 2024. The deficiencies related to our failure to maintain (i) a minimum Market Value of Listed Securities of $50 million and (ii) a minimum Market Value of Publicly Held Shares of $15 million, in each case for continued listing on the Nasdaq Global Market. We appealed the delisting notice to a Nasdaq hearings panel, and a hearing was held before the panel on June 26, 2025. On July 7, 2025, we received a favorable decision from the hearings panel, granting our request to remain listed on Nasdaq, subject to certain conditions. Pursuant to the favorable outcome, the listings of our ordinary shares and warrants were transferred from the Nasdaq Global Market to the Nasdaq Capital Market.

Under the terms of the decision reached by the hearings panel, the continued listing of our securities on the Nasdaq Capital Market was conditioned on our fulfillment of the terms of the compliance plan that we had presented to the panel in connection with the June 26, 2025 hearing. That plan was designed to enable us to achieve at least $2.5 million of shareholders’ equity (the “shareholders’ equity requirement”) and thereby comply with the Equity Standard for listing on the Nasdaq Capital Market on a continued basis. The terms of the compliance plan required, in primary part, that on or before September 19, 2025, we demonstrate in a report filed under the Exchange Act our restoration of compliance with, and our expected long-term compliance with, the shareholders’ equity requirement, as to be demonstrated in a balance sheet not older than 60 days to be included in such a filing.

We provided the above-referenced demonstration of our restoration of compliance with the shareholders’ equity requirement in our current report on Form 8-K that we filed with the SEC on September 15, 2025, in which we described that we had completed a series of financing transactions, which had collectively increased our shareholders’ equity on a pro forma basis as of July 31, 2025 by $10.3 million, to approximately $9.4 million as of September 15, 2025.

In addition to becoming subject to, and remedying, a Nasdaq shareholders’ equity listing deficiency, we also became subject to, and subsequently remedied, a Nasdaq minimum bid price deficiency. On July 18, 2025, we received a letter from Nasdaq notifying us that for the 30 consecutive business days preceding the letter, the closing bid price of our ordinary shares was below the minimum $1.00 per share bid price required for continued listing on Nasdaq. The letter indicated that the Nasdaq panel would consider the bid price deficiency in its decision as to whether to enable us to remain listed on the Nasdaq Capital Market. Following shareholder approval at our reconvened annual general meeting on July 14, 2025, we effected a 1-for-15 reverse share split on July 29, 2025, which raised the price of our ordinary shares above $1.00, and we have maintained a closing price above $1.00 since that time, thereby remedying the minimum bid price deficiency.

As a result of our remedy of each of the shareholders’ equity and minimum bid price deficiencies, on September 23, 2025, we received a letter from Nasdaq confirming that we had demonstrated compliance with the requirements related to each such prior deficiency. As described in that letter, we are subject to a mandatory panel monitoring period until September 23, 2026. If, during that one-year monitoring period, the Nasdaq staff determines that our company is again out of compliance with the shareholders’ equity requirement, we would not be permitted to submit a plan of compliance or be granted additional time to regain compliance, nor would we be afforded an applicable cure or compliance period. Instead, the staff would issue a “Delist Determination Letter,” and we would have the opportunity to request a new hearing before the same panel from our June 2025 hearing or, if that panel is unavailable, before a newly convened hearings panel.

While we successfully addressed all immediate compliance concerns as of September 2025, we must continue to maintain compliance with all Nasdaq Capital Market listing standards. There can be no assurance that we will be able to maintain compliance with the shareholders’ equity requirement or all other applicable standards for continued listing on the Nasdaq Capital Market on an ongoing basis, especially if we are unable to effect sufficient financings or other transactions that enhance our shareholders’ equity.

Authorized Share Capital Increase and Potential Additional Reverse Share Split

At an extraordinary general meeting originally held on April 28, 2026 and reconvened on May 5, 2026, our shareholders approved three proposals, including an increase in our authorized share capital by 50,000,000 ordinary shares, from $121,500 divided into 9,000,000 ordinary shares of a par value of $0.0135 each, to $796,500 divided into 59,000,000 ordinary shares of a par value of $0.0135 each, providing us with additional capacity to issue equity securities. This increase in our authorized share capital will enable us to raise required capital via various financing activities and, we expect, will help us to maintain compliance with the Nasdaq shareholders’ equity requirement, including via potential future sales of ordinary shares under the ATM Agreement and warrant exercise inducement transactions.

At that same extraordinary general meeting, our shareholders also approved allowing our Board to effect a reverse share split of our ordinary shares at a ratio of 1-for-10 (subject to reduction of that ratio to the extent needed to maintain a sufficient number of publicly held shares as required under the Nasdaq listing rules), whereby all issued and outstanding, and all authorized but unissued, ordinary shares, par value $0.0135, will be consolidated on a 1-for-10 basis, into a lesser number of ordinary shares, par value $0.135 per share. We expect to effect that reverse share split in the near future, subject to completion of related logistical procedures.

Corporate Information

We were originally known as Biomotion Sciences, a Cayman Islands exempted company. On April 3, 2024, we entered into the Business Combination Agreement, by and among our company (whose name was subsequently changed to Silexion Therapeutics Corp), Merger Sub 1, Merger Sub 2, Moringa and Silexion Israel. On the Closing Date, the Business Combination was completed, following the approval of the Business Combination on August 6, 2024 by the extraordinary general meeting of Moringa.

Our principal executive offices are located at 12 Abba Hillel Road, Ramat Gan, Israel 5250606, Israel and our phone number is +972-8-6286005. Our corporate website address is www.silexion.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Implications of Being a Smaller Reporting Company and Emerging Growth Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our ordinary shares held by non-affiliates does not equal or exceed $250 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates did not equal or exceed $700 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may make the comparison of our financial statements with other public companies difficult or impossible.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the date on which our ordinary shares were offered in exchange for ordinary shares of each of Moringa and Silexion Israel, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” are to its meaning under the Securities Act, as modified by the JOBS Act.

THE OFFERING

Ordinary Shares Offered by us
2,710,945 ordinary shares consisting of (i) 1,500,000 ordinary shares issuable upon the exercise of Series A Warrants, (ii) 1,055,000 ordinary shares issuable upon the exercise of Series B Warrants, (iii) 33,661 ordinary shares issuable upon the exercise of ordinary warrants, (iv) 105,000 ordinary shares issuable upon the exercise of September 2025 Placement Agent Warrants and (v) 17,284 ordinary shares issuable upon the exercise of January 2025 Placement Agent Warrants.

Ordinary Shares Outstanding Prior to this Offering	4,074,710 ordinary shares

Ordinary Shares Outstanding after this Offering	6,785,655 ordinary share (assuming exercise in full of the Warrants).

Series A Ordinary Warrants
The Series A Warrants have an exercise price of $4.00 per ordinary share, are immediately exercisable, and will expire on September 11, 2030. See “Description of Offered Securities” for more information.

Series B Ordinary Warrants
The Series B Warrants have an exercise price of $4.00 per ordinary share, are immediately exercisable, and will expire on September 11, 2026. See “Description of Offered Securities” for more information.

Ordinary Warrants
The ordinary warrants have an exercise price of $20.25 per ordinary share, are immediately exercisable, and will expire on January 15, 2030. See “Description of Offered Securities” for more information.

September 2025 Placement Agent Warrants
The September 2025 Placement Agent Warrants have an exercise price of $5.00 per ordinary share, are immediately exercisable, and will expire on September 11, 2030. See “Description of Offered Securities” for more information.

January 2025 Placement Agent Warrants
The January 2025 Placement Agent Warrants have an exercise price of $25.31 per ordinary share, are immediately exercisable, and will expire on January 17, 2030. See “Description of Offered Securities” for more information.

Use of proceeds
In the event of full exercise for cash of all of the Warrants that remain outstanding, we will receive gross proceeds of approximately $11.86 million.

We currently intend to use the net proceeds from the exercise of the Warrants for working capital (including for our prospective Phase 2/3 clinical trial for SIL204) and general corporate purposes. Pending such uses, we intend to invest the net proceeds in bank deposits. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will have broad discretion in the application of the net proceeds of this offering. See “Use of Proceeds” for additional information.

Risk factors
Investing in our ordinary shares or warrants involves a high degree of risk. You should read the “Risk Factors” section beginning on page 13 of this prospectus and the risk factors described in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding whether to invest in our securities.

Nasdaq Capital Market symbol for Ordinary Shares and Warrants	Our ordinary shares and warrants are listed on Nasdaq under the symbols “SLXN” and “SLXNW”, respectively.

The number of ordinary shares to be outstanding immediately after this offering is based on 4,074,710 ordinary shares issued and outstanding as of May 6, 2026, plus the 2,710,945 ordinary shares issuable in the offering via exercise of the Warrants. Those numbers exclude:

●
up to 387,691 ordinary shares underlying an equivalent number of outstanding warrants (other than the Warrants that are subject to exercise under this prospectus) at a weighted average exercise price of $187.29 per share;

●
2,708,126 ordinary shares issuable pursuant to the A&R Sponsor Promissory Note (based on the conversion of the entire $1,633,000 remaining outstanding principal amount of that note into ordinary shares at an assumed conversion price of $0.603 per share (which represents the closing price of the ordinary shares on the Nasdaq Capital Market on May 5, 2026);

●	48,997 ordinary shares issuable upon exercise of outstanding equity awards under our equity incentive plans, at a weighted average exercise price of $32.33 per share.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	no exercise of the options or warrants described above (other than the Warrants that are subject to exercise under this prospectus); and

●	the reverse share splits effected on November 29, 2024 and July 29, 2025.

RISK FACTORS

Investing in our securities involves a number of risks. You should not invest unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below and in the section titled “Risk Factors” in Part I, Item 1A of the 2025 Annual Report, which is incorporated herein by reference, together with other information in this prospectus and the information and documents incorporated by reference in this prospectus and any applicable prospectus supplement, including our future reports on Form 10-K and Form 10-Q. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” The risks and uncertainties we have described below and under the section entitled “Risk Factors” in our 2025 Annual Report incorporated herein by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In such case, the trading price of our ordinary shares could decline and investors could lose all or a part of the money paid to buy our securities. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of these and other factors.

See also the statements contained under the heading “Special Note Regarding Forward-Looking Statements.”

The Warrants may not have any value.

Each of the Series A Warrants and Series B Warrants has an exercise price per share equal to $4.00, each January 2025 Warrant has an exercise price per share equal to $20.25, and the September 2025 Placement Agent Warrants and January 2025 Placement Agent Warrants have exercise prices per share equal to $5.00 and $25.31, respectively. The January 2025 Warrants, Series A Warrants, and Series B Warrants expire on the fifth anniversary, fifth anniversary and 12-month anniversary, respectively, of the initial date on which they may be exercised, and the January 2025 Placement Agent Warrants and September 2025 Placement Agent Warrants expire on the same dates as the January 2025 Warrants and Series A Warrants, respectively. In the event the market price of our ordinary shares does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

Holders of the Warrants will have no rights as ordinary shareholders with respect to the ordinary shares underlying those Warrants until such holders exercise their Warrants and acquire our ordinary shares, except as otherwise provided in the Warrants.

Until holders of the Warrants acquire our ordinary shares upon exercise thereof, such holders will have no rights with respect to the ordinary shares underlying such warrants, except to the extent that holders of such warrants will have certain rights to participate in distributions or dividends paid on our ordinary shares as set forth in the Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

Risks Related to Ownership of Our Ordinary Shares

If we fail to maintain compliance with Nasdaq continued listing requirements, our shares may be delisted from the Nasdaq Capital Market.

To continue to be listed on Nasdaq, we must satisfy a number of ongoing conditions. On September 23, 2025, we received a letter from Nasdaq (the “September 2025 Nasdaq Letter”) confirming that we had restored compliance with the requirements related to our previously outstanding listing rule deficiencies—(i) failure to maintain at least $2.5 million of shareholders’ equity, and (ii) the closing bid price of our ordinary shares having been below the minimum $1.00 level for 30 consecutive trading days prior to July 18, 2025.

This followed a process that began in November 2024, when we received notices of non-compliance with Nasdaq Global Market standards, including requirements for minimum market value of listed securities and minimum market value of publicly held shares, which ultimately led to a hearing before a Nasdaq hearings panel in June 2025 (the “June 2025 Nasdaq Hearing”). Following that hearing, our securities were transferred from the Nasdaq Global Market to the Nasdaq Capital Market on July 8, 2025, where trading has continued under the symbols ”SLXN” and “SLXNW”, respectively.

As described in the September 2025 Nasdaq Letter, we are subject to a mandatory panel monitoring period until September 23, 2026. If, within that one-year monitoring period, the Nasdaq staff finds our company again out of compliance with the minimum shareholders’ equity requirement, we would not be permitted to provide the Nasdaq staff with a plan of compliance with respect to that deficiency, and the staff would not be permitted to grant additional time to us to regain compliance with respect to that deficiency, nor would we be afforded an applicable cure or compliance period. Instead, the staff would issue a delist determination letter, and we would have an opportunity to request a new hearing with the initial panel from our June 2025 Nasdaq Hearing or a newly convened hearings panel if the initial panel is unavailable.

While we have successfully addressed all immediate compliance concerns, we must continue to maintain compliance with all Nasdaq Capital Market listing standards, including the shareholders’ equity requirement and the minimum bid price requirement. There can be no assurance that we will maintain compliance with those requirements and all other standards for listing on the Nasdaq Capital Market on an ongoing basis.

If our securities are delisted from Nasdaq, we may seek to list them on other markets or exchanges, or the ordinary shares may trade in the over-the-counter markets. In the event of such delisting, our shareholders’ ability to trade, or obtain quotations of the market value of, our securities would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our securities. In addition, the substantially decreased trading in our securities and decreased market liquidity of our securities as a result of the loss of market efficiencies associated with Nasdaq, and the accompanying loss of federal preemption of state securities laws, could materially adversely affect our ability to obtain financing on acceptable terms, if at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees, and cause us to have fewer business development opportunities. Additionally, that may cause the market price of our securities to decline further, and shareholders may lose some or all of their investment. There can be no assurance that our securities, if delisted from Nasdaq in the future, would be listed on another national or international securities exchange or quotation system.

The price of our ordinary shares may be volatile, and the value of our ordinary shares may decline.

We cannot predict the prices at which our ordinary shares will trade. The price of our ordinary shares may not bear any relation to any established criteria of the value of our business and prospects. In addition, the trading price of our ordinary shares is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in our ordinary shares as you might be unable to sell your shares at or above the price you paid. Factors that could cause fluctuations in the trading price of our ordinary shares include the following:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	variance in the projected timeline for regulatory approvals of our product candidates from expectations of securities analysts;

●	changes in laws or regulations applicable to our business;

●	announcements by us or our competitors of significant business developments;

●	significant data breaches, disruptions to or other incidents involving our company;

●	conditions or developments affecting the biotechnology industry;

●	future sales of ordinary shares by us or our shareholders, as well as the anticipation of lock-up releases;

●	changes in senior management or key personnel;

●	the trading volume of our securities;

●	changes in the anticipated future size and growth rate of our markets;

●	publication of research reports or news stories about us, our competitors or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	general economic political, or market conditions; and

●	other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to those events.

Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may also negatively impact the market price of our ordinary shares. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares. We do not anticipate paying any cash dividends to shareholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of our Board and will depend upon our financial condition, results of operations, capital requirements, and such other factors as the Board deems relevant.

USE OF PROCEEDS

In the event of full exercise for cash of all of the Warrants that remain outstanding, we will receive gross proceeds of approximately $11.86 million. We cannot predict when or if the Warrants will be exercised, or if they will be exercised for cash. It is possible that the Warrants may expire and may never be exercised.

We currently intend to use the net proceeds from the exercise of the Warrants for working capital and general corporate purposes, including for our upcoming Phase 2/3 clinical trials with respect to SIL204. Accordingly, we retain broad discretion over the use of the net proceeds from the exercise of the Warrants pursuant to this prospectus. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control.

Pending the use of the net proceeds from the exercise of the Warrants as described above, we intend to invest the net proceeds in a variety of capital preservation investments, short and intermediate term, interest-bearing, investment-grade instruments, U.S. government securities and highly rated corporate debt securities, although our investment policy may change following the date of this prospectus supplement. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

DESCRIPTION OF SHARE CAPITAL

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. You are encouraged to read the Articles and the agreements governing the warrants in their entirety, which serve as Exhibit 3.1 and Exhibits 4.1 and 4.2, respectively, to the registration statement of which this prospectus forms a part, along with the applicable provisions of Cayman Islands law, for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Share Capital

Following approval by our shareholders at an extraordinary general meeting held in May 2026 (following adjournment), our authorized share capital has been increased to US$796,500, divided into 59,000,000 ordinary shares, par value of US$0.0135 per share. As of May 5, 2026, there were 4,074,710 ordinary shares outstanding. All of such outstanding ordinary shares were validly issued, fully paid and non-assessable.

Ordinary Shares

Voting Power

Holders of ordinary shares are entitled to one vote in respect of each share held of record by such holder on all matters to be voted on by shareholders.

Dividends

Subject to applicable law, holders of ordinary shares are entitled to receive dividends when, as and if declared by the Silexion Board, payable in cash, property or shares.

Winding Up, Liquidation and Dissolution

Upon Silexion’s winding up and liquidation and after payment in full of all amounts required to be paid to creditors, the holders of ordinary shares are entitled to receive a pro rata share of Silexion’s remaining assets available for distribution.

Preemptive or Other Rights

Holders of ordinary shares will not be entitled to preemptive rights, and ordinary shares will not be subject to conversion, redemption or sinking fund provisions.

Appointment of Directors

The Silexion Board consists of up to nine (9) directors and not less than three (3) directors, unless increased or decreased from time to time by ordinary resolution in a general meeting.

Directors will generally be appointed by an ordinary resolution passed at each annual general meeting.

Prior to each annual general meeting, the Silexion Board (or a nominating committee established by the Silexion Board for such purpose) may select, via a resolution adopted by a majority of the Silexion Board or such committee, a number of persons to be proposed to the shareholders for appointment as directors at such annual general meeting, for service until the next annual general meeting (the “Nominees”). Any shareholder entitled under applicable law to propose one or more persons as nominees for appointment as directors at an annual general meeting (each such nominee, an “Alternate Nominee”) may make such proposal only if a written notice of such shareholder’s intent to that effect has been given to the Secretary of the Company (or, if there is no such Secretary, the chief executive officer) within the periods set out in the Articles.

Unless the Silexion Board resolves that the appointment of Nominees or Alternate Nominees will be determined based on those Nominees or Alternate Nominees receiving the highest number of votes of shareholders (referred to as “Members” under Cayman Islands law) in favor of their appointment— even if less than a majority of all Members’ votes that are cast, the Nominees or Alternate Nominees shall be appointed by ordinary resolution at the annual general meeting at which they are proposed for appointment. If the appointment of the Nominees or Alternate Nominees proposed to be appointed would cause the total number of directors (including those then in office) to exceed the maximum number, then any directors then in office who are not named as Nominees or Alternate Nominees will cease to hold office following the conclusion of such annual general, if any such Nominees or Alternate Nominees are appointed in such meeting, and upon such Nominees or Alternate Nominees taking office. If (a) the appointment of the Nominees or Alternate Nominees proposed to be appointed would not cause the total number of directors to exceed the maximum, or (b) no Nominees or Alternate Nominees are proposed to be appointed at an annual general meeting by either the Board or Members, or (c) no Nominees or Alternate Nominees are eventually appointed in such annual general meeting — all directors then in office shall continue to hold office until the convening of a general meeting at which Nominees or Alternate Nominees shall be proposed and appointed, and where such appointment would cause the total number of directors to exceed the maximum.

Each director will hold office until the next succeeding annual general meeting and until his or her successor is appointed and qualified, or until such director’s earlier death, resignation, disqualification or removal. The Articles do not provide for cumulative voting for the appointment of directors.

Silexion Warrants

As of May 6, 2026, we had several classes of warrants outstanding, consisting of the following:

1.
Public Warrants and Private Warrants: Approximately 44,000 warrants in total (consisting of 42,592 public warrants, which are listed, and trade, on the Nasdaq Capital Market, and 1,408 private warrants) entitle the registered holders thereof to purchase one Silexion ordinary share per warrant, at a price of $1,552.50 per share, subject to adjustment as discussed below. These warrants will expire at the earlier to occur of (i) 5:00 p.m., New York City time, on the fifth anniversary of the closing of the Business Combination (August 15, 2029), and (ii) the liquidation of the Company.

2.
January 2025 Offering Warrants: Up to 33,661 ordinary shares underlie remaining outstanding January 2025 Warrants and up to 17,284 ordinary shares underlie January 2025 Placement Agent Warrants (all of which remain outstanding) that were issued in our January 2025 Offering facilitated by H.C. Wainwright as placement agent. The January 2025 Warrants have an exercise price of $20.25 per ordinary share, and the January 2025 Placement Agent Warrants have an exercise price of $25.31 per ordinary share. All of such warrants are exercisable for five years from issuance (i.e., until January 15, 2030 and January 17, 2030, respectively).

3.
Warrant Exercise Inducement Transaction Warrants: Up to 18,464 ordinary shares and 304,212 ordinary shares are issuable under remaining outstanding investor warrants, and up to 10,368 ordinary shares and 10,647 ordinary shares underlie placement agent warrants, which were issued in warrant exercise inducement transactions facilitated by H.C. Wainwright in late January 2025 and early August 2025, respectively. These warrants have exercise prices of $22.50 and $11.32 per share for the investor warrants from the late January 2025 and August 2025 warrant exercise inducement transactions, respectively, and $27.66 and $14.46 per share for the placement agent warrants issued in the January 2025 and August 2025 warrant exercise inducement transactions, respectively. Each of the foregoing warrants expires at the two-year anniversary of its issuance (January 31, 2027 and August 12, 2027 for warrants issued pursuant to the January 2025 and August 2025 warrant exercise inducement transactions, respectively).

4.
September 2025 Offering Warrants: Up to 1,500,000 ordinary shares are issuable upon exercise of Series A Warrants and up to 1,055,000 ordinary shares are issuable upon exercise of remaining outstanding Series B Warrants, and up to 105,000 ordinary shares underlie September 2025 Placement Agent Warrants, all of which were issued in our September 2025 Offering facilitated by H.C. Wainwright as placement agent. The Series A Warrants have a five-year term (expiring on September 11, 2030), the Series B Warrants have a one-year term (expiring on September 11, 2026), and both have an exercise price of $4.00 per share. The September 2025 Placement Agent Warrants have an exercise price of $5.00 per share and a five-year term (expiring on September 11, 2030).

No warrant will be exercisable for cash, and we will not be obligated to issue ordinary shares upon exercise of a warrant unless the issuance of the ordinary shares upon exercise of the warrant has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrant. In the event that the condition in the immediately preceding sentence is not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant for cash and such warrant may have no value and expire worthless. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise or issuance would be unlawful.

Terms of Public Warrants and Private Warrants

Each Silexion public warrant entitles the registered holder to purchase one Silexion ordinary share at a price of $1,552.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. However, no Silexion public warrants will be exercisable for cash unless there is an effective and current registration statement covering the ordinary shares issuable upon exercise of the Silexion public warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the Silexion public warrants is not effective within 60 business days from the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise Silexion public warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the case of a cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the ordinary shares for the five trading days ending on the trading day prior to the date of exercise. The Silexion public warrants will expire five years from the Closing of the Business Combination (i.e., on August 15, 2029) at 5:00 p.m., New York City time.

The Silexion private warrants are identical to the Silexion public warrants, except that each Silexion private warrant is exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are still held by the Moringa sponsor, EarlyBirdCapital, Inc. (the underwriter for Moringa’s initial public offering) (“EarlyBird”), or their respective affiliates.

From and after the time the Silexion public warrants became exercisable, we may call them for redemption, in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days’ prior written notice of redemption to each warrant holder, if and only if

●
the reported last sale price of the ordinary shares equals or exceeds $2,430.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	a registration statement is then in effect with respect to the ordinary shares underlying such warrants.

The right to exercise will be forfeited unless the Silexion public warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Silexion public warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for Silexion public warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If Silexion calls the Silexion public warrants for redemption as described above, its management will have the option to require all holders that wish to exercise warrants prior to redemption to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The Silexion public warrants and Silexion private warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Silexion (as assignee of Moringa). The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the Silexion public warrants and Silexion private warrants may be adjusted in certain circumstances including in the event of a share capitalization or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The Silexion public warrants and Silexion private warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Under the terms of the warrant agreement, Silexion (as assignee of Moringa) has agreed to use its best efforts to have declared effective a registration statement relating to the ordinary shares issuable upon exercise of the Silexion public warrants and Silexion private warrants and keep such registration statement and its included prospectus current until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants for cash and we will not be required to net cash settle or cash settle the warrant exercise.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the ordinary shares outstanding.

No fractional shares will be issued upon exercise of the Silexion warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Contractual arrangements with respect to the Silexion private warrants

So long as the Silexion private warrants are still held by the Sponsor, EarlyBird or their affiliates, the Company will not redeem such warrants, and the Company will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective). However, once any of the Silexion private warrants are transferred from the Sponsor, EarlyBird or their affiliates, these arrangements will no longer apply. Furthermore, because the Silexion private warrants were issued in a private transaction, the holders and their transferees will be allowed to exercise the Silexion private warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares.

Listing of Securities

Our ordinary shares and Silexion public warrants are listed on the Nasdaq Capital Market under the symbols “SLXN” and “SLXNW”, respectively.

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares and warrant agent for the Silexion public warrants is Continental Stock Transfer & Trust Company.

Anti-Takeover Provisions in Our Articles

Some provisions of our Articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles, as amended and restated from time to time, for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Authorized but Unissued Shares

The authorized but unissued ordinary shares are available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of the Nasdaq and the Articles. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could make more difficult or discourage an attempt to obtain control of Silexion by means of a proxy contest, tender offer, merger or otherwise.

Shareholder Action; Extraordinary General Meetings

Our Articles provide that shareholders may take action by unanimous written resolutions or at annual or extraordinary general meetings. As a result, a holder controlling a majority of ordinary shares would not be able to amend the Articles or remove directors without holding a meeting of shareholders called in accordance with the Articles or the shareholders of Silexion passing unanimous written resolutions to approve the same. Further, the Articles provide that only the chairperson of the Board, or the Silexion Board pursuant to a resolution adopted by a majority of the directors then in office — and not shareholders — may call extraordinary general meetings of shareholders, thus prohibiting a holder of ordinary shares from calling an extraordinary general meeting. These provisions might delay the ability of shareholders to force consideration of a proposal or for shareholders controlling a majority of Silexion to take any action, including the removal of directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

The Articles provide that shareholders seeking to bring business before our annual general meeting, or to nominate candidates for appointment as directors at its annual general meeting, must provide timely notice. To be timely, a shareholder’s notice will need to be delivered to the Secretary of Silexion at its principal executive offices not less than 90 days nor more than 120 calendar days prior to the one-year anniversary of the preceding year’s annual general meeting. In the event that no annual general meeting was held during the preceding year or the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a shareholder’s notice must be so delivered no earlier than the close of business on the 120th day prior to such annual general meeting and not later than the 90th day prior to such annual general meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual general meeting is first made by Silexion. The Articles also specify certain requirements as to the form and content of a shareholders’ notice. These provisions may preclude Silexion shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting.

Supermajority Requirements for the Amendment of the Articles

Under the Companies Act (As Revised) of the Cayman Islands, the Articles may be amended by a special resolution of shareholders, being a resolution passed by not less than two-thirds (2/3) of our shareholders as being entitled to do so, vote in person or by proxy at a general meeting.

Board Vacancies

The Articles provide that any vacancy on the Silexion Board may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by our shareholders. Any director chosen to fill a vacancy will hold office until the next annual general meeting and until his or her successor is duly appointed and qualified, or until his or her earlier death, resignation, disqualification or removal. In addition, the number of directors constituting the then-authorized size of the Silexion Board is permitted to be set only by a resolution adopted by the Board.

Exclusive Forum Selection

The Articles provide that, unless Silexion consents in writing to the selection of an alternative forum and to the fullest extent permitted by law, the courts of the Cayman Islands have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Articles or otherwise related in any way to each shareholder’s shareholding in the Company, including but not limited to (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or our shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Act (As Revised) of the Cayman Islands or the Articles, and each shareholder shall be deemed to have irrevocably submitted to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes.

However, such forum selection provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act. The Articles also provide that, unless Silexion consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. There is uncertainty as to whether a court would enforce that exclusivity provision. Furthermore, investors cannot waive compliance with the U.S. federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in Silexion shares shall be deemed to have notice of and consented to the forum selection provisions in the Articles.

The choice of forum provisions may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Silexion or its directors, officers, or other employees, which may discourage such lawsuits against Silexion and its directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the Articles to be inapplicable or unenforceable in an action, Silexion may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Transactions with Interested Shareholders.

Cayman Islands law does not have a business combination statute (like in Delaware) applicable to public companies prohibiting them from engaging in certain business combinations with an “interested shareholder”. As a result, we cannot avail ourselves of the types of protections afforded by a business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our Articles provide that our directors and officers shall be indemnified out of the assets of Silexion against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, willful neglect or willful default. No such indemnified person shall be liable to Silexion for any loss or damage incurred by Silexion as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, willful neglect or willful default of such indemnified person. No person shall be found to have committed actual fraud, willful neglect or willful default under the foregoing unless or until a court of competent jurisdiction shall have made a finding to that effect. In addition, the Articles provide for the advancing of certain fees and costs to such indemnified persons and the purchase by Silexion for insurance for the benefit of its directors and officers as further described in the Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Silexion directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Shareholders’ Suits.

Conyers, Dill & Pearman LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Ani-Money Laundering – Cayman Islands

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering, or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property.

Special Considerations for Exempted Companies

We are an exempted company with limited liability under the Companies Act (As Revised) of the Cayman Islands. The Companies Act (As Revised) of the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue negotiable or bearer shares or shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

DESCRIPTION OF OFFERED SECURITIES

We are registering the issuance of the ordinary shares issuable from time to time upon exercise of the Series A Warrants, the Series B Warrants, ordinary warrants, and Placement Agent Warrants offered hereby.

Series A Warrants and Series B Warrants

The following summary of certain terms and provisions of the Series A Warrants and Series B Warrants that may be exercised under this prospectus is not complete and is subject to, and qualified in its entirety by, the forms of Series A Warrant and Series B Warrant, which serve as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in those forms of warrants.

Exercisability. The September 2025 Warrants are exercisable upon issuance and at any time up to the date that is five years after September 11, 2025 (the “Initial Exercise Date”) with respect to the Series A Warrants and twelve months after the Initial Exercise Date with respect to the Series B Warrants. The September 2025 Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the ordinary shares underlying the September 2025 Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of ordinary shares purchased upon such exercise. If a registration statement registering the issuance of ordinary shares underlying the September 2025 Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise any such warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the warrant. No fractional shares will be issued in connection with the exercise of a September 2025 Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of a September 2025 Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of each purchaser, 9.99%) of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole ordinary share purchasable upon exercise of the September 2025 Warrants is $4.00 per share. The exercise price is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability. Subject to applicable laws, the September 2025 Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply to list the September 2025 Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the September 2025 Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding ordinary shares, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the warrants. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the September 2025 Warrants have the right to require us or a successor entity to redeem the ordinary warrants for cash in the amount of the Black-Scholes Value (as defined in each warrant) of the unexercised portion of the warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the September 2025 Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrants that is being offered and paid to the holders of our ordinary shares in connection with the fundamental transaction, whether that consideration is in the form of cash, shares or any combination of cash and shares, or whether the holders of our ordinary shares are given the choice to receive alternative forms of consideration in connection with the fundamental transaction. If holders of our ordinary shares are not offered or paid any consideration in the fundamental transaction, holders of ordinary shares will be deemed to have received ordinary shares of our successor entity.

Rights as a Shareholder. Except as otherwise provided in the September 2025 Warrants or by virtue of such holder’s ownership of our ordinary shares, the holder of a warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises the warrant.

Governing Law. The September 2025 Warrants are governed by New York law.

Ordinary Warrants

The following summary of certain terms and provisions of the ordinary warrants that may be exercised under this prospectus is not complete and is subject to, and qualified in its entirety by, the form of ordinary warrant, which has been filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of ordinary warrant.

Exercisability. The ordinary warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The ordinary warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the ordinary shares underlying the ordinary warrants under the Securities Act of 1933, as amended, or the Securities Act, is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of ordinary shares purchased upon such exercise. If a registration statement registering the issuance of ordinary shares underlying the ordinary warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the ordinary warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the ordinary warrant. No fractional shares will be issued in connection with the exercise of an ordinary warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of an ordinary warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of each purchaser, 9.99%) of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the ordinary warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole ordinary share purchasable upon exercise of the ordinary warrants is $20.25 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability. Subject to applicable laws, the ordinary warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply to list the ordinary warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the ordinary warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the ordinary warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding ordinary shares, the holders of the ordinary warrants will be entitled to receive upon exercise of the ordinary warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the ordinary warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the ordinary warrants. Additionally, as more fully described in the ordinary warrants, in the event of certain fundamental transactions, the holders of the ordinary warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the ordinary warrants on the date of consummation of such transaction.

Rights as a Shareholder. Except as otherwise provided in the ordinary warrants or by virtue of such holder’s ownership of our ordinary shares, the holder of a ordinary warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises the ordinary warrant.

Governing Law. The ordinary warrants are governed by New York law.

September 2025 Placement Agent Warrants

The following summary of certain terms and provisions of the September 2025 Placement Agent Warrants is not complete and is subject to, and qualified in its entirety by, the form of September 2025 Placement Agent Warrant, which serves as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of September 2025 Placement Agent Warrant.

We issued to H.C. Wainwright, as placement agent, or its designees, warrants to purchase 105,000 ordinary shares (which represent 7.0% of the aggregate number of ordinary shares issued in the September 2025 Offering, including shares issuable upon the exercise of the September 2025 Warrants and pre-funded warrants issued in the September 2025 Offering) with an exercise price of $5.00 per share (representing 125% of the public offering price per share in the September 2025 Offering), which were exercisable upon issuance, and will expire five years from the date of the commencement of sales in the September 2025 offering—i.e., on September 11, 2030. The September 2025 Placement Agent Warrants otherwise have substantially the same terms as the September 2025 Warrants. The exercise of the September 2025 Placement Agent Warrants and issuance of underlying ordinary shares are registered on the registration statement of which this prospectus is a part.

January 2025 Placement Agent Warrants

The following summary of certain terms and provisions of the January 2025 Placement Agent Warrants is not complete and is subject to, and qualified in its entirety by, the form of January 2025 Placement Agent Warrant, which serves as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of January 2025 Placement Agent Warrant.

We issued to H.C. Wainwright, as placement agent, or its designees, 17,284 warrants to purchase up to 17,284 ordinary shares with an exercise price of $25.31 per ordinary share and exercisable for five years from the date of the commencement of sales in the January 2025 Offering. The January 2025 Placement Agent Warrants otherwise have substantially the same terms as the ordinary warrants. The exercise of the January 2025 Placement Agent Warrants and issuance of underlying ordinary shares are registered on the registration statement of which this prospectus is a part.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares and the exercise, disposition and lapse of our warrants. The ordinary shares and the warrants are referred to collectively herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our securities.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the ownership and disposition of our securities. This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the ownership or disposition of our securities.

Tax Consequences of Ownership and Disposition of Silexion Securities

Distributions on ordinary shares

Subject to the PFIC rules discussed below, the gross amount of any distribution on ordinary shares that is made out of Silexion’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations. To the extent that the amount of the distribution exceeds Silexion’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in its ordinary shares, and thereafter as capital gain recognized on a sale or exchange. However, it is not expected that Silexion will maintain calculations of its earnings and profits principles. U.S. Holders should therefore assume that any distribution by Silexion with respect to ordinary shares will be reported as dividend income. U.S. Holders should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from Silexion.

Subject to the PFIC rules discussed below, dividends received by non-corporate U.S. Holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that meets certain requirements. A non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on Nasdaq (such as the ordinary shares) will be considered readily tradable on an established securities market in the United States. There can be no assurance that ordinary shares will be considered readily tradable on an established securities market in future years. Further, Silexion will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year.

Subject to certain conditions and limitations, non-refundable withholding taxes (at a rate not in excess of any applicable income tax treaty rate), if any, on dividends paid by Silexion may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. However, as a result of recent changes to the U.S. foreign tax credit rules, a withholding tax generally may need to satisfy certain additional requirements in order to be considered a creditable tax for a U.S. Holder. Silexion has not determined whether these requirements have been met with respect to any withholding tax that may apply to dividends paid by Silexion and, accordingly, no assurance can be given that any such withholding tax will be creditable. For purposes of calculating the U.S. foreign tax credit, dividends paid on ordinary shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Sale, Taxable Exchange or Other Taxable Disposition of Silexion Securities

Subject to the PFIC rules discussed below, upon any sale, exchange or other taxable disposition of any Silexion security, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount cash and (y) the fair market value of any other property, received in such sale, taxable exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Silexion security. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Silexion security exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

This gain or loss generally will be treated as U.S. source gain or loss. Accordingly, in the event that any non-U.S. tax (including withholding tax) is imposed upon such sale, exchange or other taxable disposition, a U.S. Holder may not be able to utilize foreign tax credits in respect of such non-U.S. tax. In addition, there may be other limitations on utilizing foreign tax credits even if a U.S. Holder has foreign source income or gain in the same category from other sources. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances.

Exercise, Lapse or Redemption of a Silexion Public Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Silexion ordinary share on the exercise of a Silexion public warrant for cash. A U.S. Holder’s tax basis in a Silexion ordinary share received upon exercise of the Silexion public warrant generally will equal the sum of the U.S. Holder’s tax basis in such Silexion public warrant and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Silexion ordinary share received will commence on the date of exercise of the Silexion public warrant or the day following the date of exercise of the Silexion public warrant; in either case, the holding period will not include the period during which the U.S. Holder held the Silexion public warrant. If a Silexion public warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Silexion public warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in ordinary shares received generally should equal the U.S. Holder’s tax basis in the Silexion public warrants exercised therefor. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary shares received would be treated as commencing on the date of exercise of the Silexion public warrants or the day following the date of exercise of the Silexion public warrants; in either case, the holding period will not include the period during which the U.S. Holder held the Silexion public warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares received would include the holding period of the Silexion public warrants.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of Silexion public warrants equal to the number of ordinary shares having a value equal to the exercise price for the total number of Silexion public warrants to be exercised. In such case, subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the Silexion public warrants deemed surrendered in an amount equal to the difference between the fair market value of the ordinary shares that would have been received in a regular exercise of the Silexion public warrants deemed surrendered and the U.S. Holder’s tax basis in the Silexion public warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s tax basis in the Silexion public warrants deemed exercised and the aggregate exercise price of such Silexion public warrants. It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the Silexion public warrants or the day following the date of exercise of the Silexion public warrants; in either case, the holding period will not include the period during which the U.S. Holder held the Silexion public warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to ordinary shares received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions

The terms of each Silexion public warrant provide for an adjustment to the number of ordinary shares for which the Silexion public warrant may be exercised or to the exercise price of the Silexion public warrant in certain events, as discussed in the section of this prospectus entitled “Description of Share Capital — Silexion Warrants— Terms of Public Warrants and Private Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. U.S. Holders of Silexion public warrants would, however, be treated as receiving a constructive distribution from Silexion if, for example, the adjustment increases such U.S. Holders’ proportionate interest in Silexion’s assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the Silexion public warrants), which adjustment may be made as a result of a distribution of cash or other property to the holders of ordinary shares. Such constructive distribution to a U.S. Holder of Silexion public warrants would be treated as if such U.S. Holder had received a cash distribution from Silexion generally equal to the fair market value of such increased interest (taxed as described above under “— Distributions on ordinary shares”).

PFIC Rules

In General

The treatment of U.S. Holders of Silexion securities could be materially different from that described above if Silexion is treated as a PFIC for U.S. federal income tax purposes.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, (i) 50% or more of the value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Cash and cash equivalents generally are passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation and directly received its proportionate share of the income of the other corporation.

The application of the PFIC rules to warrants is uncertain. The Code provides that, to the extent provided in Treasury Regulations, if any person has an option to acquire shares of a PFIC, the shares will be considered as owned by that person for purposes of the PFIC rules. Under proposed Treasury Regulations that have a retroactive effective date, an option to acquire shares of a PFIC is generally treated as ownership of those PFIC shares. The remainder of this discussion assumes that the PFIC rules will apply to Silexion public warrants if Silexion was a PFIC. However, U.S. Holders should consult their tax advisers regarding the application of the PFIC rules to Silexion public warrants prior to the finalization of the proposed Treasury Regulations.

If non-U.S. corporation is treated as a PFIC during a U.S. Holder’s holding period, it will, with respect to such U.S. Holder, always be treated as a PFIC, regardless of whether it satisfied either of the qualification tests in subsequent years, subject to certain exceptions (such as upon making a “deemed sale” election).

The adverse impact of the PFIC rules on a U.S. Holder that holds shares in a PFIC may generally be mitigated if the U.S. Holder makes a timely qualified electing fund (“QEF”) election or mark-to-market election for the PFIC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) shares, or a QEF election along with an applicable purging election (collectively, “PFIC Elections”). Further detail about the PFIC Elections is provided below under “— Silexion Securities”.

Silexion Securities

The annual PFIC income and asset tests in respect of our company is applied based on the assets and activities of our business. Based on the composition of our income and assets, it cannot be determined whether we will be classified as a PFIC for 2025 or in any future taxable year. Further, changes in the composition of our income or composition of our assets may cause us to be or become a PFIC for the current or subsequent taxable years. Whether we are treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

If Moringa is determined to be a PFIC with respect to any U.S. Holder who exchanges Moringa securities for Silexion securities in connection with the SPAC Merger, the U.S. Holder did not make any of the PFIC Elections, and the U.S. Holder is not subject to tax on the receipt of the Silexion securities under Section 1291(f) of the Code or otherwise, then, although not free from doubt, Silexion may also be treated as a PFIC as to the ordinary shares received by such U.S. Holder in the SPAC Merger, even if Silexion is not a PFIC in its own right. In addition, it is possible that proposed Treasury Regulations could be finalized in a manner that would treat any Silexion public warrants that are received in the SPAC Merger as subject to the PFIC rules.

If Silexion is or becomes a PFIC during any year in which a U.S. Holder holds Silexion securities, there are three separate taxation regimes that could apply to such U.S. Holder under the PFIC rules: (i) the excess distribution regime (which is the default regime), (ii) the QEF regime, or (iii) the mark-to-market regime. A U.S. Holder who holds (actually or constructively) stock in a non-U.S. corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. Holder will depend upon which of these regimes applies to such U.S. Holder. However, dividends paid by a PFIC are not eligible for the lower rates of taxation applicable to qualified dividend income under any of the foregoing regimes.

Excess Distribution Regime.  If a U.S. Holder does not make or is not eligible to make a QEF election or a mark-to-market election, as described below, the U.S. Holder will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of Silexion securities, and (ii) any “excess distribution” on Silexion securities (generally, any distributions in excess of 125% of the average of the annual distributions on Silexion securities during the preceding three taxable years or the U.S. Holder’s Holding period, for the Silexion securities that preceded the taxable year of the distribution whichever is shorter). Generally, under this excess distribution regime

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Silexion securities;

●
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Silexion’s first taxable year in which Silexion is a PFIC, will be taxed as ordinary income;

●
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

●
an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of a U.S. Holder’s Silexion securities cannot be treated as capital gains, even if such securities are held as capital assets. Further, no portion of any distribution will be treated as qualified dividend income.

If Silexion is, or is treated as, a PFIC for any taxable year during which a U.S. Holder owns Silexion securities and any entity in which Silexion owns equity interests is also a PFIC (a “lower-tier PFIC”), the U.S. Holder will be deemed to own their proportionate amount (by value) of the shares of each lower-tier PFIC and will be subject to U.S. federal income tax according to the rules described above on (i) certain distributions by a lower-tier PFIC and (ii) dispositions of shares of lower-tier PFICs, in each case, as if the U.S. Holder held such shares directly, even though the U.S. Holder will not receive any proceeds of those distributions or dispositions.

QEF Regime. A valid QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. Holder makes a timely QEF election with respect to its direct or indirect interest in a PFIC, the U.S. Holder will be required to include in income each year its allocable portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if such portion is not distributed to the U.S. Holder. Thus, the U.S. Holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. U.S. Holders of Silexion securities should not expect that they will receive cash distributions from Silexion sufficient to cover their respective U.S. tax liability with respect to such QEF income inclusions. In addition, U.S. Holders of Silexion public warrants will not be able to make a QEF election with respect to their Silexion public warrants.

The timely QEF election also allows the electing U.S. Holder to: (i) generally treat any gain recognized on the disposition of its shares of the PFIC as capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status, or make an annual election, subject to certain limitations, to defer payment of current taxes on its undistributed QEF income inclusions, subject to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to its shareholders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years.

A U.S. Holder’s tax basis in ordinary shares will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as qualified dividend income. Amounts included as QEF income inclusions with respect to direct and indirect PFICs generally will not be taxed again when distributed by such PFICs.

A U.S. Holder may make a QEF election with respect to its ordinary shares only if Silexion provides U.S. Holders on an annual basis with certain information, including a “PFIC annual information statement” as described in the Treasury Regulations. If Silexion determines that it is a PFIC for any taxable year, it will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable a U.S. Holder to make and maintain a QEF election. However, there can be no assurance that Silexion will have timely knowledge of its status as a PFIC in the future or that Silexion will timely provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make and maintain a QEF election with respect to the ordinary shares in the event Silexion is treated as a PFIC for any taxable year. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election. In addition, as mentioned above, U.S. Holders of Silexion public warrants will not be able to make a QEF election with respect to their warrants.

If a U.S. Holder makes a QEF election with respect to its ordinary shares in a year after Silexion’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, then notwithstanding such QEF election, the excess distribution regime discussed above, adjusted to take into account the QEF income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s ordinary shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such ordinary shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the ordinary shares.

In addition, as mentioned above, U.S. Holders of Silexion public warrants will not be able to make a QEF election with respect to their warrants. As a result, if a U.S. Holder sells or otherwise disposes of such Silexion public warrants (other than upon exercise of such Silexion public warrants) and Silexion were a PFIC at any time during the U.S. Holder’s holding period of such Silexion public warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such Silexion public warrants properly makes and maintains a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to ordinary shares), the QEF election will apply to the newly acquired ordinary shares. Notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which, while not entirely clear, generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Silexion public warrants), unless the U.S. Holder makes a purging election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

Mark-to-Market Regime.  Alternatively, a U.S. Holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if they are “regularly traded” on a national securities exchange that is registered with the SEC, such as Nasdaq. ordinary shares are listed on Nasdaq but there can be no assurance that ordinary shares will continue to be so listed or will be “regularly traded” for purposes of these rules. Pursuant to such an election, a U.S. Holder of ordinary shares would include in each year as ordinary income the excess, if any, of the fair market value of such stock or shares over its adjusted basis at the end of the taxable year. A U.S. Holder may treat as ordinary loss any excess of the adjusted basis of the ordinary shares over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. Holder’s adjusted tax basis in the ordinary shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of ordinary shares in a taxable year in which Silexion is a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election, and any loss in excess of such prior inclusions generally would be treated as a capital loss). A mark-to-market election applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares cease to be marketable or the IRS consents to the revocation of the election. U.S. Holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly traded holding company (such as Silexion) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. U.S. Holders are advised to consult their own tax advisor to determine whether the mark-to-market tax election is available to them and the consequences resulting from such election. In addition, U.S. Holders of Silexion public warrants will not be able to make a mark-to-market election with respect to their Silexion public warrants.

PFIC Reporting Requirements

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder generally is required to file an IRS Form 8621 with such U.S. Holder’s U.S. federal income tax return and provide such other information as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. Holder’s taxable years being open to audit by the IRS until such forms are properly filed.

THE RULES DEALING WITH PFICS AND PFIC ELECTIONS ARE VERY COMPLEX AND ARE AFFECTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ACCORDINGLY, U.S. HOLDERS OF SILEXION SECURITIES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE PFIC RULES TO SILEXION SECURITIES UNDER THEIR PARTICULAR CIRCUMSTANCES.

Additional Reporting Requirements

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to Silexion. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include ordinary shares and Silexion public warrants if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in ordinary shares and Silexion public warrants.

Information Reporting and Backup Withholding

Dividend payments with respect to ordinary shares and proceeds from the sale, exchange or redemption of Silexion securities may be subject to information reporting to the IRS and possible backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

LEGAL MATTERS

The legality of the ordinary shares offered by this prospectus and certain other Cayman Islands legal matters has been passed upon for us by Conyers Dill & Pearman LLP. Certain legal matters relating to U.S. law regarding the securities offered hereby has been passed upon for us by Greenberg Traurig, LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1g to the financial statements), of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, the SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.silexion.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the securities offered under this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, www.silexion.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” certain information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, including documents we may file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. This prospectus and any amendments or supplements thereto incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026;

●
our Current Reports on Form 8-K (other than the information furnished pursuant to Item 2.02 or 7.01 thereof or related exhibits furnished pursuant to Item 9.01 thereof) filed with the SEC on January 6, 2026, February 3, 2026, March 23, 2026, March 24, 2026, March 25, 2026, April 28, 2026, and May 5, 2026; and

●
The description of our share capital contained in our registration statement on Form 8-A (File No. 001-42253) filed with the SEC on August 15, 2024, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026).

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document. You may request a free copy of any or all of the reports or documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Silexion Therapeutics Corp
12 Abba Hillel Road
Ramat Gan, Israel 5250606
Attn: Chief Financial Officer and Secretary
+972-3-756-4999

We also maintain a website at www.silexion.com where incorporated reports or other documents that we file with the SEC may be accessed. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC; the address of that site is http://www. sec.gov. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website or the SEC’s website, and you should not consider either of those websites to be part of this prospectus.

Silexion Therapeutics Corp

1,500,000 Series A Ordinary Warrants to Purchase 1,500,000 Ordinary Shares
1,055,000 Series B Ordinary Warrants to Purchase 1,055,000 Ordinary Shares
33,661 Ordinary Warrants to Purchase 33,661 Ordinary Shares
105,000 September 2025 Placement Agent Warrants to Purchase 105,000 Ordinary Shares
17,284 January 2025 Placement Agent Warrants to Purchase 17,284 Ordinary Shares
2,710,945 Ordinary Shares Issuable Upon Exercise of the Series A Ordinary Warrants, Series B Ordinary Warrants, Ordinary Warrants and Placement Agent Warrants

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

The following table sets forth the anticipated costs and expenses payable by us (other than commissions and fees) in connection with the registration of securities covered by this prospectus. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$2,837
FINRA fee	$3,279
Accountants’ fees and expenses	$45,000
Legal fees and expenses	$100,000
Printing fees	$15,000
Miscellaneous expenses	$15,000
Total expenses (other than Placement Agent’s fees)	$181,116

ITEM 15. Indemnification of Directors and Officers

Silexion Therapeutics Corp is incorporated under the laws of the Cayman Islands. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have entered into indemnity agreements with each of our officers and directors. These agreements require us to indemnify these individuals and entity to the fullest extent permitted under applicable Cayman Islands law and to hold harmless, exonerate and advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit No.	Description
3.1
Amended and Restated Memorandum and Articles of Association of Silexion Therapeutics Corp (formerly Biomotion Sciences) (incorporated by reference to Exhibit 3.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

3.2
Ordinary Resolution Effecting 1-for-9 Reverse Share Split to Share Capital of Silexion Therapeutics Corp (incorporated by reference to Exhibit 3.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on November 29, 2024)

3.3
Ordinary Resolution Effecting 1‑for‑15 Reverse Share Split to Share Capital of Silexion Therapeutics Corp (incorporated by reference to Exhibit 3.1 to Silexion Therapeutics Corp’s Current Report on Form 8‑K filed with the SEC on July 29, 2025)

3.4
Ordinary Resolution Approving Increase in Authorized Share Capital to $121,500 (9,000,000 ordinary shares, par value $0.0135) (incorporated by reference to Exhibit 3.1 to Silexion Therapeutics Corp’s Current Report on Form 8‑K filed with the SEC on August 19, 2025)

3.5
Ordinary Resolution Approving Increase in Authorized Share Capital to $796,500 (59,000,000 ordinary shares, par value $0.0135) (incorporated by reference to Exhibit 3.1 to Silexion Therapeutics Corp’s Current Report on Form 8‑K , filed with the SEC on May 5, 2026)

4.1
Warrant Agreement, dated February 19, 2021, by and between Moringa Acquisition Corp and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Moringa Acquisition Corp’s Current Report on Form 8-K, filed with the SEC on February 22, 2021)

4.2
Assignment, Assumption and Amendment Agreement, dated as of August 15, 2024, by and among Moringa Acquisition Corp, Silexion Therapeutics Corp (formerly known as Biomotion Sciences) and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on August 21, 2024)

4.3
Warrant Adjustment Notice, dated November 29, 2024, in respect of 1-for-9 Reverse Share Split of Silexion Therapeutics Corp (incorporated by reference to Exhibit 4.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on November 29, 2024)

4.4
Warrant Adjustment Notice, dated July 29, 2025, in respect of 1‑for‑15 Reverse Share Split of Silexion Therapeutics Corp (incorporated by reference to Exhibit 4.1 to Silexion Therapeutics Corp’s Current Report on Form 8‑K filed with the SEC on July 29, 2025)

4.5
Form of Series A Ordinary Share Purchase Warrant (September 2025 public offering) (incorporated by reference to Exhibit 4.1 to Silexion Therapeutics Corp’s Current Report on Form 8‑K filed with the SEC on September 12, 2025)

4.6
Form of Series B Ordinary Share Purchase Warrant (September 2025 public offering) (incorporated by reference to Exhibit 4.2 to Silexion Therapeutics Corp’s Current Report on Form 8‑K filed with the SEC on September 12, 2025)

4.7
Form of Placement Agent Warrant (September 2025 public offering) (incorporated by reference to Exhibit 4.4 to Silexion Therapeutics Corp’s Current Report on Form 8‑K filed with the SEC on September 12, 2025)

4.8	Form of Ordinary Warrant (January 2025 public offering) (incorporated by reference to Exhibit 4.1 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on January 17, 2025)
4.9
Form of Placement Agent Warrant (January 2025 public offering) (incorporated by reference to Exhibit 4.3 to Silexion Therapeutics Corp’s Current Report on Form 8-K filed with the SEC on January 17, 2025)

5.1*	Opinion of Conyers Dill & Pearman LLP, Cayman legal counsel to Silexion Therapeutics Corp.
5.2*	Opinion of Greenberg Traurig, LLP, United States legal counsel to Silexion Therapeutics Corp.
5.3*	Opinion of Conyers Dill & Pearman LLP, Cayman legal counsel to Silexion Therapeutics Corp.
5.4*	Opinion of Greenberg Traurig, LLP, United States legal counsel to Silexion Therapeutics Corp.
23.1**	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, independent registered public accounting firm of Silexion Therapeutics Corp
23.2*	Consent of Conyers Dill & Pearman LLP (included in Exhibit 5.1)
23.3*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2)
23.3*	Consent of Conyers Dill & Pearman LLP (included in Exhibit 5.3)
23.4*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.4)
24.1*	Power of attorney (included on the signature page to the original registration statements)
107.1*	Filing fee table
107.2*	Filing fee table

* Previously filed.
** Filed herewith.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramat-Gan, State of Israel, on the 7th day of May, 2026.

SILEXION THERAPEUTICS CORP

By:	/s/ Ilan Hadar
Name: Ilan Hadar Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ilan Hadar	Chairman and Chief Executive Officer	May 7, 2026
Ilan Hadar	(Principal Executive Officer)

/s/ Mirit Horenshtein Hadar	Chief Financial Officer and Secretary	May 7, 2026
Mirit Horenshtein Hadar	(Principal Financial and Accounting Officer)

*	Director	May 7, 2026
Dror J. Abramov

*	Director	May 7, 2026
Ruth Alon

*	Director	May 7, 2026
Avner Lushi

*	Director	May 7, 2026
Shlomo Noy

*	Director	May 7, 2026
Amnon Peled

By:	/s/ Ilan Hadar
Ilan Hadar
Attorney in Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed registration statement in Newark, Delaware, on May 7, 2026

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Authorized Representative